UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 29, 2017, Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and Huntsman (Holdings) Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Selling Shareholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”). The Underwriting Agreement provides for the offer and sale by the Selling Shareholder, and purchase by the Underwriters (the “Offering”), of 21,764,800 Ordinary Shares at a price to the public of $22.50 per Ordinary Share. Pursuant to the Underwriting Agreement, the Selling Shareholder granted the Underwriters a 30-day option to purchase up to an aggregate of 3,264,720 additional Ordinary Shares. The material terms of the Offering are described in the prospectus, dated November 29, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 1, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-221756), initially filed by the Company on November 27, 2017 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Shareholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on December 4, 2017. The Company will not receive any proceeds from the Offering. As described in the Prospectus, the Selling Shareholder will receive gross proceeds of approximately $471,343,950.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, various investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received or may in the future receive customary fees and commissions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.     Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of November 29, 2017, by and among Venator Materials PLC, Huntsman (Holdings) Netherlands B.V. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017

Venator Materials PLC

By:	/s/ Russ Stolle
Name:	Russ Stolle
Title:	Senior Vice President, General Counsel and Chief Compliance Officer